AMENDMENT NUMBER 1
To The Unsecured Promissory Note
By and Between
Claimsnet.com Inc.
And Novinvest Associated S. A.

This Amendment Number 1 is made to that certain Unsecured Promissory Note (“Note") made and entered into by and between Claimsnet.com Inc. and Novinvest Associated S.A. dated September 9, 2010.

The provisions set forth herein shall be deemed to modify and replace those provisions of the Note as specifically set forth. All other provisions of the Note shall remain in full force and effect.

The parties desire to change the Annual Interest Rate on Unpaid Principal to one and three quarter percent (1.75%).

AGREED and entered into as of December 1, 2010.

CLAIMSNET.COM INC.
a Delaware corporation

By: /s/ Don Crosbie
—
Don Crosbie
Chief Executive Officer

NOVINVEST ASSOCIATED S. A.

By: /s/ J. R. Schellenberg
—
J.R. Schellenberg